Exhibit 3.1(ii)

AMENDED AND RESTATED CODE OF REGULATIONS
OF
DIEBOLD, INCORPORATED

ARTICLE I
ISSUANCE AND TRANSFER OF SHARES
Section 1 - Certificates; Registrar and Transfer Agent
The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby. The Board of Directors may at any time, by Resolution, provide for the opening of transfer books for the making and registration of transfers of shares of this corporation in any State of the United States or in any foreign country, and may employ and appoint and remove, at discretion, any agent or agents to keep the records of its shares or to transfer or to register shares, or to perform all of said functions, at any place that the Board of Directors may deem advisable.
Section 2 - Transfers of Shares
Transfers of Shares shall be made only on the books of the corporation at the office thereof, or at the office of any Registrar and Transfer Agent that may at any time be appointed by the Board of Directors for that purpose, upon surrender of the certificates (or other appropriate evidence if shares are uncertificated) to be transferred, properly assigned, evidencing the number of shares so transferred. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the stock certificate book, and notations of such cancellation made in proper books kept by the corporation or by such Registrar and Transfer Agent.
Section 3 - Record Date and Closing Transfer Books
The Board of Directors may fix a date, which shall not be a past date and which shall not be more than sixty days preceding the date of any meeting of shareholders, or the date fixed for payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, or the date as of which written consents, waivers or releases are to be obtained from shareholders under any applicable provisions of law, or the date when or prior whereto any rights or powers are to be exercised by shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares, or to execute such consents, waivers or releases, or to exercise any such rights or powers of shareholders; and in any such case, only shareholders of record at the date so fixed shall be entitled to notice of and to vote at such meeting, or any adjournments thereof, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise any such rights or powers, or to execute such consents, waivers or releases, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of said period, including the time of any such meetings of shareholders or any adjournments thereof.
Section 4 - Lost, Destroyed or Mutilated Certificates
If any Certificate of shares of this corporation shall become worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any such certificate be lost, stolen or destroyed, the Directors, upon the furnishing of such evidence as shall be satisfactory to them of such loss, stealing or destruction, and upon the giving of such indemnity as they shall deem satisfactory, may order a new certificate to be issued in lieu of such lost, stolen or destroyed certificate to the person last appearing upon the books of the corporation to be the owner of such lost, stolen or destroyed certificate.
ARTICLE II

MEETINGS OF SHAREHOLDERS
Section 1 - Annual Meeting
The Annual Meeting of the Shareholders of this corporation shall be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of the shareholders. The Board of Directors may also determine that the Annual Meeting shall not be held at any physical place, but instead may be held solely by means of communications equipment that enables the shareholders (and proxyholders) to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with other participants. Any shareholder using communications equipment will be deemed present in person at the meeting whether the meeting is to be held at a designated place or solely by means of communications equipment. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.
Section 2 - Special Meetings
Special meetings of shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors or by written order of a majority of the Directors or by the Executive Committee, if there be one, or by the Chairman of the Board, the Chief Executive Officer, the President, the Vice President, or the Secretary, when requested in writing by the holders of a majority of the shares of the corporation at the time entitled to exercise voting power in the election of Directors. No such special meeting shall be held elsewhere than at the principal office of the corporation nor outside the State of Ohio unless so ordered by a resolution of the Board of Directors or by the written order of all the Directors designating the place of such meeting or designating that the meeting will be held by means of communications equipment.
Section 3 - Notice of Meetings
Written notice of every annual or special meeting of shareholders, stating the time when and place where the same is to be held, if any, the purpose or purposes thereof, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given to each shareholder of record entitled to vote at such meeting or to receive notice thereof either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not more than sixty (60) days nor less than seven (7) days before such meeting. If mailed or sent by overnight delivery service, the notice shall be directed to a shareholder at his address last appearing upon the records of the corporation. If sent by other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for such transmissions. In the event of the transfer of shares after notice has been given, and prior to the holding of the meeting, it shall not be necessary to notify the transferee; and if any meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken, even though such adjournment be taken for want of a quorum. Whenever notice of any such meeting shall have been provided as hereby required, failure of delivery thereof to any shareholder shall not invalidate or affect any annual or special meeting or any proceedings had or action taken thereat. Any shareholder may, in writing, waive any notice hereby required.
Section 4 - Quorum
Except as otherwise expressly provided in the corporation's Articles of Incorporation, as amended (the “Articles of Incorporation”), the shareholders present in person, by proxy, or by the use of communications equipment at any meeting held for the determination of the number of Directors or the election of Directors, or for consideration and action upon reports required to be laid before such meeting, shall constitute a quorum for the purpose of transacting such business as aforesaid; but at any meeting of shareholders called for any other purpose, or for consideration of and action upon any matters other than those herein- before mentioned, the presence in person, by proxy, or by the use of communications equipment of holders of a majority in number of shares issued and outstanding and entitled to exercise voting power at such meeting~~,~~ shall be necessary to constitute a quorum for the transaction of such business. Whether or not a quorum is present at any meeting, the shareholders present in person by proxy, or by the use of communications equipment, by the vote of a majority of the voting power represented by those so present, may adjourn the meeting to a time fixed by such vote without other notice than the announcement made following the vote.

Section 5 - Voting
Except as otherwise expressly required by law, the Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Article II Section 6 will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be in a form permitted by chapter 1701 of the Ohio Revised Code. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the corporation of a verifiable notification of revocation or a later appointment. The presence at a meeting of the person appointing a proxy does not revoke the appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.
Section 6 - Order of Business
(a)    Order of Business. The Chairman, or such other officer of the corporation designated by a majority of the total number of Directors that the corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.
(b)    At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Article II Section 3, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the corporation in accordance with Article II Section 6(c).
(c)    For business to be properly requested by a shareholder to be brought before an annual meeting, (i) the shareholder must be a shareholder of the corporation of record at the time of the giving of the notice for such annual meeting provided for in this Amended and Restated Code of Regulations, (ii) the shareholder must be entitled to vote at such meeting, (iii) the shareholder must have given timely notice thereof in writing to the Secretary, and (iv) if the shareholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the corporation with a Proposal Solicitation Notice, as that term is defined in this Article II Section 6(c) below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the corporation entitled to vote required to approve such business that the shareholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (E) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the corporation entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”). Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II

Section 6(c). For purposes of this Section 6(c) and Article III Section 5, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the corporation with any national securities exchange or quotation service through which the corporation's stock is listed or traded, or furnished by the corporation to its shareholders. Nothing in this Article II Section 6(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended.
(d)    At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Article II Section 3 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.
(e)    The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 6 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III

DIRECTORS
Section 1 - Number, Election and Term of Office
Except as otherwise expressly provided in the Articles of Incorporation, the Board of Directors shall be composed of not more than ten (10) persons nor less than five (5) persons unless this number is changed by: (1) the shareholders in accordance with the law of Ohio, or (2) the vote of the majority of the Directors in office. The Directors may increase the number to not more than ten (10) persons and may decrease the number to not less than five (5) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.
The election of Directors shall be held only at the annual meeting of shareholders in each year. The Directors shall hold office for the term of one year and until their successors are elected and qualified, except that any Director at any time elected to fill a newly created Directorship or a vacancy shall hold office until the next annual meeting of shareholders and until his successor is elected.
Section 2 - Qualification
Each Director shall be a shareholder of the corporation, or shall become a shareholder as soon as practicable following his or her appointment or election, but need not be a citizen of the state of Ohio.
Section 3 - Vacancies
Upon the happening of any vacancy in the membership of the Board of Directors, whether by death, resignation, increase of the authorized number of Directors without the filling of such new position by the shareholders at the meeting at which such increase is made, failure of the shareholders at any time to elect the full number of authorized Directors, or otherwise, and in any of the contingencies provided by the laws of Ohio, the remaining Directors, or the Directors duly elected, though less than a quorum, may, by a majority vote, fill such vacancy in the Board for the unexpired term, or, in the case of a newly created Directorship, for a term which shall expire contemporaneously with the terms of Directors then qualified and serving.
Section 4 - Nominations of Directors; Election
(a)    Only persons who are nominated in accordance with this Article III Section 4 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the corporation.
(b)    Nominations of persons for election as Directors of the corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Article III Section 4, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Article III Section 4. If a shareholder, or a beneficial owner on whose behalf any such nomination is made, has provided the corporation with a Nomination Solicitation Notice, as that term is defined in this Section 4 below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the corporation entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.
(c)    To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder's notice must set forth or include: (i) the name and address, as they appear on the corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a Director of the corporation if so elected; and (vii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the corporation entitled to vote required to elect such nominee or nominees (the “Nomination Solicitation Notice”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Article III Section 4, and if he should so determine, he will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Article III Section 4, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article III Section 4.
Section 5 - Meetings of Directors
Stated meetings of the Board of Directors may be held at such time and intervals as may by the Board of Directors from time to time be determined, by either standing resolution or by-law, and may be held without notice of the time, place or purpose thereof when such time and place have been so fixed by resolution or by-law. Such meetings may be held at any place within or without the State of Ohio that the Board may by resolution from time to time fix.
Special meetings of the Board of Directors may be held at any time or place within or without the State of Ohio upon call by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the Directors. Twenty-four (24) hours' notice of the time, place and purpose of such meeting shall be given to each Director either personally or by mail, overnight delivery service, telephone, telegram, telex, facsimile, electronic mail or other medium of communication. Any notice hereby required may be waived in writing or by telegraph by any Director and shall be deemed waived if the Director is present at such meeting.
If the day fixed as aforesaid for any stated or special meeting shall fall upon a legal holiday, such meeting shall be held at the same time upon the next succeeding day that is not a legal holiday.
Section 6 - Participation in Meetings by Communications Equipment
Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.
ARTICLE IV

OFFICERS
The officers of the corporation who shall be elected by the Board of Directors shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Vice President, a Secretary and a Treasurer. The Board of Directors may also, from time to time, by resolution, appoint one or more special or departmental Vice Presidents with titles indicative of their departments or functions, one or more Assistant Secretaries, one or more Assistant Treasurers, or other officers, all with such titles, designations, duties, functions and authority as the Board shall prescribe, each of whom shall serve in any such office during the pleasure of the Board. The Chairman, Chief Executive Officer and President shall be Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, verify or countersign any instrument in more than one capacity if such instrument is required by law, by these Amended and Restated Regulations or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The term of office of the Chairman of the Board, the Chief Executive Officer, the President, the Vice President, the Secretary and the Treasurer shall be for one year and until their respective successors are elected and qualified, except in the case of any such officer elected to fill a vacancy, who shall serve until the first meeting of the Board of Directors after the next ensuing annual meeting of shareholders.

ARTICLE V

DUTIES OF OFFICERS
Section 1 - Chairman of the Board
The Chairman of the Board shall preside at all meetings of the shareholders and of the Directors, and shall perform such other duties as may be prescribed by the Board of Directors.
Section 2 - Chief Executive Officer
The Chief Executive Officer shall have responsibility for the general and active management of the business of the corporation and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall implement the general directives, plans and policies formulated by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, the Chief Executive Officer may employ and discharge employees and agents of the corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders or of the Directors. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to execute all authorized deeds, mortgages, bonds, contracts or other instruments of obligations in the name of the corporation. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these bylaws or by the Board of Directors.
Section 3 - President
The President shall have such responsibilities and shall perform such duties as may from time to time be prescribed by the shareholders, by the Board of Directors or by the Executive Committee, if there be one. The President shall have power to execute any authorized deeds, mortgages, bonds, contracts or other instruments of obligations in the name of the corporation.
Section 4 - Chief Financial Officer
The Chief Financial Officer, if any, shall have responsibility for the financial management of the corporation. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of the Directors, by the Chief Executive Officer or by the President. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the corporation; cause to be kept at the principal executive office of the corporation and preserved for review as required by law or regulation all financial records of the corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the corporation; and

be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the corporation.
Section 5 - Vice Presidents; Special Vice Presidents
(a)     Any Vice President shall have power, coordinated with that of the Chief Executive Officer or the President, when so authorized or directed by the Board of Directors, or by the Executive Committee if there be one, to make, execute and deliver any deeds, mortgages, bonds, contracts, notes or other instruments in the name and on behalf of the corporation, and any such instrument, when so executed, shall be as valid and binding as though executed by the President. Any Vice President shall also perform such other duties and functions, and exercise such authority, as may from time to time be prescribed by the Board of Directors, or by the Executive Committee, if there be one. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.
(b)     Special or departmental Vice Presidents at any time appointed shall perform such duties and functions and exercise such authority as may from time to time be prescribed by the Board of Directors, or by the Executive Committee if there be one; but all authority of any such Vice President to bind the corporation shall be confined to matters relating to the special department or particular duties allotted to him, unless in any instance other authority be especially conferred upon him by resolution of the Board of Directors for such particular occasion.
Section 6 - Secretary
The Secretary shall keep minutes of all proceedings of the shareholders and of the Board of Directors, and also keep or cause to be kept by an Assistant Secretary the minutes of proceedings of the Executive Committee, if there be one, and shall attest or cause to be attested the records thereof. He shall keep or cause to be kept such books as may be required by the Board of Directors, or by the Executive Committee if there be one; shall have charge of the seal and stock books of the corporation except as may at any time be otherwise ordered by the Board of Directors; shall attest and issue, or cause so to be attested and issued by an Assistant Secretary, or after due signature and attestation to be authenticated and issued by a Transfer Agent when one has been appointed, all certificates of shares, except as may be otherwise ordered by the Board of Directors; shall affix the seal of the corporation to all instruments requiring such seal and shall attest the name or attest the signature of the Chief Executive Officer, the President or any other officer to any instrument when necessary or proper, or cause the same to be done by an Assistant Secretary; and shall generally perform such duties as may be required of him by the shareholders, by the Board of Directors, by the Executive Committee, if there be one, by the Chief Executive Officer or by the President, and such other duties as may usually pertain to his office. The Secretary shall also prepare and certify, or cause to be prepared and certified by the Transfer Agent if there be one, as of the record date for any meeting of shareholders, or upon any other occasion in respect whereof a record date is fixed, or at any other time when the same may be necessary or required by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, a list of the shareholders of record upon the books of the corporation at such record date and to receive notice of and to vote at any meeting of shareholders, or to receive payment of dividends or allotment of rights, or to exercise any rights or powers.
Section 7 - Treasurer
The Treasurer shall receive and have in charge all moneys, bills, notes, bonds and similar property belonging to the corporation, and shall do with the same as may be ordered by the Board of Directors or by the Executive Committee, if there be one. The Treasurer shall keep or cause to be kept such financial accounts as may be required and shall generally perform such duties as may be required of him by the shareholders, by the Directors, by the Executive Committee, if there be one, by the Chief Executive Officer or by the President.
Section 8 - Assistant Secretaries and Assistant Treasurers
Any Assistant Secretaries or Assistant Treasurers shall perform such duties as may from time to time be prescribed by the Board of Directors, by the Executive Committee, if there be one, by the Chief Executive Officer or by the President, and in the performance of such duties, shall also be respectively under the general supervision and direction of the Secretary or of the Treasurer, as the case may be.
Section 9 - Powers of Officers
The Board of Directors shall have power at any time to change, modify or abolish, by resolution, any powers of any officer, or to assign to any officer any new powers except in any instance where certain powers are by law required to be exercised by particular officers.

Section 10 - Checks upon Bank Deposits
Checks upon the bank deposits of the corporation shall be signed and/or countersigned by such officers or employees as the Board of Directors may from time to time by resolution authorize, and such directions and authorizations may be varied with respect to various classes of checks.
ARTICLE VI

COMMITTEES
Section 1 - Committees Generally
The Board of Directors may from time to time create an Executive Committee or any other committee or committees of directors, to consist of one or more directors and to act in the intervals between meetings of the Board of Directors. The Board of Directors may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise directed by the Board of Directors, a majority of the members of any committee appointed by the Board pursuant to this Article VI Section 1 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it. Any such committee may create one or more subcommittees, each such subcommittee to consist of one or more members of such committee, and may delegate to such subcommittee any or all of the powers and authority of such committee.
Section 2 - Executive Committee
The Board of Directors may appoint an Executive Committee, consisting of three (3) or more Directors. Such Executive Committee, if so appointed, shall have power, during the recesses of the Board of Directors, to perform any acts relating to the current management and operation of the business of the corporation as are not by law or by these Regulations specifically reserved to be performed by the Board of Directors, except that the Board of Directors shall have power, at any time, by resolution, to limit or restrict the powers so to be exercised by such Executive Committee. Such Executive Committee shall keep minutes and records of its proceedings and transactions and report the same from time to time to the Board of Directors. No act of the Executive Committee, when fully completed, shall be subject to modification or rescission by the Board of Directors insofar as the same may affect the rights of third parties already fixed but the Board of Directors may rescind, modify or revise any such action of the Executive Committee, insofar as the same affects future transactions, or may establish any rules or regulations it may deem proper governing future acts of the Executive Committee.
Stated or special meetings of the Committee may be held with or without notice, within or without the State of Ohio, if all the members are present, or upon twenty-four (24) hours’ notice given personally or by mail, telephone, telegram, telex, facsimile, electronic mail or other similar medium of communication, if a majority of the members are present; but the concurrence of a majority of all members of the Committee shall always be necessary to any action or exercise of powers by the Committee. Any vacancy in the Executive Committee, however occurring, shall be filled by the Board of Directors.

ARTICLE VII

COMPENSATION OF OFFICERS AND DIRECTORS: CERTAIN POWERS OF DIRECTORS

Compensation of the Directors, if any, shall be such as the shareholders or the Directors may, by resolution, from time to time determine. The compensation of officers may be fixed from time to time by the Compensation Committee of the Board of Directors, if there be one, and otherwise by the Board of Directors, and the compensation of other employees may be fixed from time to time by the Compensation Committee, if there be one, or by any officer so authorized by the Board of Directors or the Compensation Committee. No officer shall be precluded from voting upon any resolution fixing his own salary, or from voting upon or authorizing, or participating in the authorization, of any contract or other transaction between himself and this corporation, or between this corporation and any other corporation or any partnership of which he is a Director, shareholder, partner or member, by reason of the fact that he is an officer, a Director or a member of the Compensation Committee, if there be one, of this corporation; nor shall any Director be disqualified from so acting in any of the instances aforesaid by reason of the fact that he is a Director of this corporation; all objection or exception on the part of every shareholder to the right of any Director, officer or member of the Compensation Committee, if there be one, to vote or act upon all such matters being expressly waived and renounced by the adoption of these Regulations.

ARTICLE VIII

BONDS

The Treasurer and any other officer or employee, if required by the Board of Directors or by the Executive Committee, if there be one, shall furnish bond in such amount and with such surety as shall be prescribed and approved by the Board of Directors or by the Executive Committee, if there be one, assuring the faithful performance of his duties and the faithful accounting for and surrender of all moneys and property of the corporation which shall come to his possession. Premiums for all such bonds shall be paid by the corporation.

ARTICLE IX

FISCAL YEAR

The Board of Directors shall have power, at any time, to fix or alter, by resolution, the fiscal year of the corporation, but unless so fixed or altered by the Board of Directors the fiscal year shall be the calendar year commencing on January 1st and ending on December 31st of each year.
ARTICLE X

SEAL

The corporate seal of this corporation shall be circular in form with the words “DIEBOLD, INCORPORATED, CANTON, OHIO” surrounding the words “Corporate Seal.”

ARTICLE XI

DEFINITIONS

The word “person”, wherever used in these Regulations, shall be taken to mean and include individuals, partnerships, associations, limited liability companies and bodies corporate. Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular, wherever appropriate. Nouns and pronouns of the masculine gender shall include the feminine wherever appropriate.

ARTICLE XII

AMENDMENT

Except as otherwise provided by law or by the Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations may be adopted, amended or repealed (a) to the extent as may be permitted by chapter 1701 of the Ohio Revised Code from time to time, by the Directors or (b) by the vote of the holders of a majority of the power of the corporation at any annual meeting of shareholders or at any special meeting called for that purpose; provided, that whenever, by virtue of the provisions of law or of the Articles of Incorporation, any holders of shares other than common shares shall be entitled to vote upon any proposition embodied in any such amendment, then such amendments must be assented to or adopted by the vote of the holders of a majority or by the written assent of the holders of two-thirds of all shares entitled for such purpose to exercise voting powers in any such instance. Notwithstanding the foregoing provisions of this Article XII, no amendment to Article XIII will be effective to eliminate or diminish the rights of persons specified in that Article existing at the time immediately preceding such amendment.

ARTICLE XIII

INDEMNITY TO DIRECTORS AND OFFICERS

Each Director and each officer of the corporation (and the personal and legal representatives of each) shall be indemnified by the corporation, to the full extent then permitted by law, against all costs and expenses (including attorney's fees) incurred by him (as they are incurred, in advance of the final disposition thereof), or to which he may be subjected, in connection with or resulting from any threatened, pending or completed action, suit, proceeding or claim to which he may be made a party by reason of his being or having been a Director, officer, employee or agent of the corporation, or his being or having been a director, trustee, officer, employee, or an agent of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the corporation, or in connection with or resulting from any settlement of any such action, suit, proceeding or claim, other than amounts paid to the corporation itself (either by way of settlement or in satisfaction of any judgment rendered against such Director or officer), whether or not he is a Director or officer at the time of incurring or becoming subjected to such costs or expense, and whether the action or omission to act, which is the basis of such action, suit, proceeding, claim or settlement, occurred before or after the adoption of this article; except that such indemnity shall not extend to any matters as to which he shall be finally adjudged, in any such action, suit or proceeding, to be liable for negligence or misconduct in the performance of his duties as such Director or officer, nor to any settlement made without judgment, unless it be determined by the Board of Directors that he was not guilty of such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law, the Articles of Incorporation, any vote of shareholders or disinterested members of the Board of Directors, or otherwise.